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                                Auction Agreement
                                -----------------

         This Auction Agreement ("Agreement") is made and, entered into by and between iDEAL 1nternational, Inc. ("Auction Company") and D.G. Jewellery ("Consignor"), on this 23d day of March, 1999.

                                    Recitals
                                    --------

A. Auction Company is in the business of conducting online auctions of certain products through the Internet and/or other means of electronic communication.

B. Consignor is a manufacturer and/or reseller of certain products.

C. Auction Company is willing to offer certain of Consignor's products for sale at its online auctions, and Consignor is willing to provide certain of its products for sale at the online auctions.

D. Auction Company and Consignor desire to specify the terms and conditions on which Consignor's products will be offered for sale at Auction Company's online auctions.

                                    Agreement
                                    ---------

         NOW, THEREFORE, in consideration of the foregoing Recitals, the mutual promises contained herein, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

1. On or before March 23d, 1999, Auction Company and Consignor decided to use the Platinum Auction Model, which will control and dictate all aspects of the relationship between Auction Company and Consignor, including the pricing, quantities, starting prices, invoicing, shipping, and other auction-related items and issues, as follows:

    (a) Auction Set: Auction Company's auctions are based upon a two-week auction set. Each auction set consists of 6 - 14 separate auctions, which take place over the course of two weeks.

    (b) Product Presentations: Prior to the beginning of each auction set, compelling product presentations for all products to be auctioned must be completed by Auction Company and verified by Consignor. Once verified to the Consignor's complete satisfaction, product presentations are used for as many auction sets as Consignor carries that particular product.

    (c) Merchandising and Auction Lot Decisions: Careful merchandising and auction lot decision-making are important to maximizing Consignor's sales and margins and Consignor shall make such decisions. Consignor shall identify its decisions in a format provided by Auction Company in advance for each auction set.

    (d) Shipment: After the close of each individual auction and after the winners' credit cards have cleared, Auction Company sends the invoices to Consignor. Consignor commits to shipping all products within two business days. Within two business days of shipment, all tracking numbers must be entered into Auction Company's online-tracking database. These tracking numbers will be posted online. All refused/returned merchandise is returned to Consignor.

2. DealBucks(TM) are promotional proprietary cybercurrency that have been created and patented by Auction Company. Each Consignor may designate a percentage of the overall winning bid price that can be made up of DealBucks. IDEAL receives an additional one percent (1%) commission on the overall winning bid when DealBucks make up a portion of the winning bid.


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3.  For purposes of this Agreement, "gross proceeds" shall mean the winning bid sales price, excluding any DealBucks used in the winning bid, that is paid by the highest bidder(s) for Consignor's product(s). Any credit card fees, shipping and/or handling costs, sales tax, and auction premium charged and/or collected by Auction Company shall be included in the gross proceeds of any sale. "Net proceeds" shall mean the gross proceeds less all charges which might rightly be deducted.

4. Auction Company shall be responsible for collection of the bid price, shipping costs, and sales tax from any customer of Consignor's products. Upon collection of such amounts, Consignor's products will be delivered to the customer as set forth in this Agreement. Upon delivery of Consignor's products to the customer, title for the products shall pass from Consignor to the customer.

5. Auction Company shall be entitled to receive a commission of twenty percent (20%) of the gross proceeds from the sale of Consignor's products. In addition to the commission, Auction Company charges $3 for every product that results in a sale.

    Auction Company shall deposit the gross proceeds from the sale of Consignor's products at any online auction, any applicable taxes, and any corresponding auction premium into a Depository Trust Account maintained by Auction Company. After the payment of any applicable sales tax, Auction Company shall be paid its commission, auction premium, and reimbursable expenses for each of Consignor's products sold during the auction set. Auction Company will arrange for the shipment of said products on receipt of payment. Within 10 business days after the close of the auction set, Auction Company shall issue a check from the Depository Trust Account to Consignor for the net proceeds and a complete accounting of all funds collected and disbursed relating to the sale of consignor's products that occurred during that specific auction set. The 10 day period is to allow Auction Company to process all winning bids, perform credit card verification, denial, and/or re-submission, and to allow for a thorough accounting.

6. Consignor understands that Auction Company shall use its best efforts to offer Consignor's products for sale at one or more of its online auctions. Except for those products for which Consignor has established, and Auction Company has accepted, a designated reserve price, Auction Company shall sell Consignor's products to the highest bidder, regardless of price. To the extent that Consignor has established, and Auction Company has accepted, a designated reserve price, Auction Company shall sell Consignor's products to the highest bidder above the designated reserve price. Consignor shall have no right to confirm or approve a sale to a highest bidder, it being understood and agreed that all sales by Auction Company to the highest bidder are final, subject to the customer's timely payment in full of the bid price.

7. Consignor understands that Auction Company makes no representations or warranties about (a) whether Consignor's products will be sold during any online auction or auction set; (b) the price at which Consignor's products will be sold during any online auction or auction set; or (c) any other outcome at any online auction or auction set. Consignor understands that Auction Company acts only to facilitate sales via its website, www.DealDeal.com, and agrees to indemnify and hold harmless Auction Company, its officers, directors, shareholders, employees, and agents in the event that the website is not accessible to Customers and if the purchase price for Consignor's products do not reach certain levels.

8. Consignor agrees that, except as otherwise provided in this Agreement or as required by law, Auction Company shall have sole discretion with respect to all matters relating to the timing and conduct of all online auctions and auction sets. For example, Auction Company shall have sole discretion to establish the dates and times for offering all of Consignor's products during Auction Company's online auctions and auction sets. Similarly, Auction Company shall have sole discretion to establish the bidding procedures during any online auction or auction set, including the eligibility requirements for bidders. Furthermore, Auction Company shall have sole discretion to offer or sell Consignor's products by piece and to offer or sell Consignor's products at one or more online auction(s) and auction set(s).





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


9. Auction Company and Consignor agree that certain expenses associated with conducting the online auctions that are not otherwise covered in this Agreement should be borne by Consignor. These expenses include, most notably, any returns of merchandise.

10. Consignor agrees that, in the event that a customer desires to return Consignor's product for a replacement or a credit, Consignor shall be responsible for handling all returns, replacements, and/or credits associated with Consignor's products. In general, a customer shall have the right to return a product for any reason within 5 days after receipt or to return a product that is received DOA or defective within 30 days; thereafter, items are only returnable as agreed to by Consignor and/or as required by law. Consignor agrees to hold Auction Company harmless from any disputes with customers over the quality, severability, and/or merchantability of Consignor's products.

11. Consignor represents and warrants that it is the owner of and has and can convey good and marketable title to the products that it intends to offer for sale. Consignor also represents and warrants that all such products are in good and working order and that such products will be in good and working order when delivered to Auction Company's fulfillment center. Consignor further represents and warrants that all such products are free and clear of any lien, security interest, lienhold, or any other kind of encumbrance or interest of any kind. Consignor shall notify Auction Company in writing if any lien, security interest, lienhold, or other kind of encumbrance or interest of any kind comes into being with respect to any of such products so that Auction Company can, disclose such liens, security interests, and encumbrances to prospective bidders at the online auctions. Any such liens, security interests, or encumbrances will be satisfied out of Consignor's share of the gross proceeds before any money is distributed to Consignor under this Agreement.

12. Consignor understands and acknowledges that Auction Company is relying on the foregoing representations, warranties, and covenants in offering Consignor's products for sale at Auction Company's online auctions. Consignor agrees to provide Auction-Company with complete and accurate representations of all of the products that are offered for sale on the online auction. Consignor agrees that the following shall be grounds for immediate termination of this Agreement: misleading or false advertising, the misrepresentation of any product, a pattern of misrepresentations related to Auction Company, or aiding an unlicensed person to practice as an auctioneer or auction company. In the event that there is a misrepresentation of a product, whether it be intentional or unintentional, Consignor agrees to defend, indemnify, and hold harmless Auction Company, its officers, directors, shareholders, employees, and agents from and against any claim, cause of action, liability, or expense asserted against or incurred by Auction Company that is based on, arising out of, or related to any breach or alleged breach of any of the foregoing representations, warranties or covenants or that is otherwise incurred by Auction Company in connection with the sale of Consignor's products at Auction Company's online auctions that is due, directly or indirectly, to any negligent, intentional, or wrongful acts or omissions of Consignor, its officers, directors, shareholders, employees, or agents, or any misrepresentations or fraud of Consignor, its officers, directors, shareholders, employees, or agents.

13. Consignor understands and agrees to the following requirements for bidding at all of Auction Company's online auctions:
    (a) Consignor shall not bid on or offer to buy any products at the auction unless the Consignor discloses the name of the person on whose behalf the bid or offer is being made;
    (b) Consignor shall not use any method of bidding that will allow products to be purchased in an undisclosed manner on behalf of the Consignor; or
    (c) Consignor shall not fictitiously raise any bid, knowingly permit any person to make a fictitious bid, or employ or use another person to act as a bidder or buyer.

    In the event that there is a violation of these bidding guidelines by Consignor, whether it be intentional or unintentional, Consignor agrees to defend, indemnify, and hold harmless Auction Company, its officers, directors, shareholders, employees, and agents from and against any claim, cause of action, liability, or expense asserted against or incurred by Auction Company that is based on, arising out of, or related to any breach or alleged breach of any of the foregoing representations, warranties or



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

    covenants or that is otherwise incurred by Auction Company in connection with the sale of Consignor's products at Auction Company's online auctions that is due, directly or indirectly, to any negligent, intentional, or wrongful acts or omissions of Consignor, its officers, directors, shareholders, employees, or agents, or any misrepresentations or fraud of Consignor, its officers, directors, shareholders, employees, or agents.

14. Consignor agrees that, with respect to Consignor's products for which a designated reserve price has not been established and accepted, Auction Company shall have the right to discontinue offering any products that it is unable to sell within 30 days of it being initially offered for sale.

15. Consignor agrees that, with respect to Consignor's products for which a designated reserve price has been established and accepted, if Auction Company is unable to sell any or all of Consignor's products above the minimum designated reserve price within 30 days of agreeing to auction Consignor's products and Consignor thereafter refuses Auction Company's request to reduce the designated reserve price, Auction Company shall have the right to discontinue offering any products that it is unable to sell within 30 days of it being initially offered for sale.

16. Consignor agrees that, in the event that Consignor ships any of its products to Auction Company's fulfillment center, Consignor shall, at its own expense, maintain and carry liability insurance in a commercially reasonable amount - including fire, vandalism, burglary, and theft insurance - on Consignor's products while they are at the fulfillment center. To the extent that any proceeds are recovered under such insurance coverage, Consignor shall pay to Auction Company its applicable commission rate under this Agreement for goods sold but not delivered.

17. All of the terms and conditions of this Agreement shall apply to any and all subsequent consignments of Consignor's products, provided that Consignor has provided Auction Company with a written description of the products to be consigned to Auction Company, and Auction Company has responded in writing that it is willing to auction Consignor's products subject to all of the terms and conditions of this Agreement.

18. Consignor agrees not to use any information gained during the course and as a direct result of its relationship with Auction Company in order to sell its products with other Vendors/Consignors currently working with Auction Company. If Consignor does use any of such information to complete a sale with another Vendor/Consignor, Auction Company is entitled to the full commission amount specified in Paragraph 5 of this Agreement, and Auction Company may terminate the existing Agreement with Consignor.

19. Consignor agrees not to use any information gained during the course of its relationship with Auction Company in order to design and/or create its own online auction. If Consignor does use any such information to design and/or create its own online auction, Auction Company reserves the right to institute a cause of action against Consignor, as set forth in this Agreement.

20. Either party may terminate this Agreement at any time, with or without cause, by providing written notice of termination to the other party. Any termination of this Agreement shall become effective 30 days from receipt of such written notice. Upon termination of this Agreement, Auction Company shall return to Consignor all of Consignor's products that were not sold at online auctions prior to the effective date of the termination. The shipping expenses for the return of Consignor's products shall be paid by the party who terminated the Agreement. With respect to Consignor's products sold prior to the effective date of the termination of the Agreement, the parties will be entitled to commissions and/or monies relating to such sales and in accordance with this Agreement. Except for commissions or monies owed under this Agreement, neither party will be liable to the other for any compensation or damages solely as a result of the termination of this Agreement.

21. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Washington. Any claim or dispute arising out of or related to the terms of this Agreement shall be construed and interpreted under and in accordance with the laws of the State of Washington. Such



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

    disputes shall be resolved by arbitration, under the laws of the State of Washington. If suit is instituted, against any party hereto for any cause or matter arising from or in connection with any rights and/or obligations of the parties under this Agreement, the sole jurisdiction and venue for such action shall be in the District or Superior Court of the State of Washington in and for the County of Pierce.

22. This Agreement shall not be assigned or assignable by Consignor.

23. Both parties acknowledge and agree that any failure on the part of the other party to enforce at any time, or for any period of time, any of the provisions of this Agreement shall not be deemed or construed to be a waiver of such provisions or of the right of said party to thereafter enforce each and every such provision.

24. In the event that any part of this Agreement is found to be void or unenforceable, in whole or in part, all other provisions of the Agreement shall remain in full force and effect.

25. This Agreement represents the sole and entire agreement between the parties and supersedes all prior agreements, negotiations, and discussions between the parties with respect to the subject matters covered by this Agreement. Any amendment to this Agreement must be in writing, signed by the parties or their duly authorized representatives, and state the intention of the parties to amend this Agreement. The amendment will take effect at the beginning of the auction set subsequent to the completion of the amendment.

26. The parties represent and acknowledge that they have had an adequate opportunity consult and discuss all aspects of this Agreement with an attorney and that they have carefully read and fully understand all of its provisions.

27. The parties represent and acknowledge that their decision to enter into this Agreement has been made voluntarily, knowingly, and without coercion of any kind.

28. The persons executing this Agreement on behalf of the parties represent, warrant, and covenant that they have the right, power, legal capacity, and appropriate authority, corporate or otherwise, to enter into this Agreement on behalf of the party for which they sign below.

29. This Agreement may be executed in one or more counterparts, each of which shall be an original but all of which, together, shall constitute a single document.



IN WITNESS WHEREOF, the parties hereto each execute this Agreement.

iDEAL International, Inc. ("Auction Company")         D.G. Jewellery, Inc. ("Consignor")


By: /S/ Chris Adams                                   By: /S/ Jack Berkovits


Printed Name: Chris Adams                             Printed Name: Jack Berkovits


Title: Director of Merchant Services                  Title:  President


Date: March 31, 1999                                  Date: March 31, 1999





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